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Exhibit 10.15

ELEVENTH AMENDMENT

UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of July 12, 1994)

By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under Section 13.1(a) of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows, effective January 1, 2000.

1. Section 5.5(d) is amended to read as follows, effective for allocations with respect to Plan Years commencing on or after January 1, 2000:

"(d) Multiple Defined Contribution Plans.

(i) ALPA and IAM Employee Groups. In any case where a Participant who is a member of the ALPA Employee Group or the IAM Employee Group also participates in another defined contribution plan of the Company or its Affiliates, the Committee and the appropriate committee of such other plan shall first reduce the after-tax contributions under any such other plan, shall then reduce the contributions under Section 5.4(c)(vi) of this Plan, shall then reduce any elective deferrals under any such other plan subject to Code section 401(k), shall then reduce contributions under this Plan (Part B to generally be reduced before Part A, but Part A shall be reduced prior to Part B to the extent set forth in the provisions of Section 5.4(a)(iii) which refer to Voting Preferred Stock), and, if necessary shall then reduce all other contributions under any such other plan.

(ii) Management and Salaried Employee Group. In any case where a Participant who is a member of the Management and Salaried Employee Group also participates in another defined contribution plan of the Company or its Affiliates, the Committee and the appropriate committee of such other plan shall first reduce the after-tax contributions under any such other plan, shall then reduce any elective deferrals under any such other plan subject to Code section 401(k), shall then reduce all other contributions under any such other plan and, if necessary shall then reduce contributions under this Plan (Part B to generally be reduced before Part A, but Part A shall be reduced prior to Part B to the extent set forth in the provisions of Section 5.4(a)(iii) which refer to Voting Preferred Stock)."

 IN WITNESS WHEREOF, the Company has caused this Eleventh Amendment to be executed on December 29, 2000.

                                                         UAL CORPORATION

                                                         /s/ Douglas A. Hacker

                                                         APPROVED BY:

                                                         AIR LINE PILOTS ASSOCIATION,
                                                         INTERNATIONAL

                                                        /s/ Duane Woerth

                                                        /s/ Fredrick C. Dubinsky

                                                         INTERNATIONAL ASSOCIATION
                                                         OF MACHINISTS AND
                                                         AEROSPACE WORKERS

                                                        /s/ Scotty Ford

                                                        /s/ S.R. Canael

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